                                                                    Exhibit 23.1


                          Independent Auditors' Consent

The Board of Directors
The St. Joe Company:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

The audit report covering the December 31, 2002 consolidated financial statements refers to the Company's adoption of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" and Statement of Financial Accounting Standards No. 144,"Accounting for the Impairment or Disposal of Long-Lived Assets," effective January 1, 2002.

KPMG LLP

Jacksonville, Florida
August 27, 2003